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                                  EXHIBIT 4(d)

                                 OPTIONAL RIDERS

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                        AUSA Life Insurance Company, Inc.
                            Home Office: Purchase, NY

                      RETURN OF PREMIUM DEATH BENEFIT RIDER

This Rider has been made a permanent part of your Contract. This Rider adds a cost provision and a coverage provision that revises the Death Benefit section of your Contract. This Rider is issued in consideration of the Contract Owner's agreement to the changes described below:

                                      Cost

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually. For the Death Benefit described below, there will be an additional charge of 0.0125% to be assessed quarterly based on the Contract Anniversary Date. This additional equivalent annual charge of 0.05% will be assessed for a period of 10 years from the Contract Date. Therefore, the total Mortality and Expense Risk Charge for that specific 10 year period will be 0.25% annually.

                                  Death Benefit

This Rider revises "The Death Benefit" section of your Contract with the following:

The Death Benefit payable upon the death of the Annuitant will be the greater of:

1) The Accumulated Value of the Contract as of the date due Proof of Death of the Annuitant is received by the Company; or

2) The sum of all Premium Payments, less any Adjusted Partial Withdrawals and Premium Taxes, if any.

The Adjusted Partial Withdrawal is the total amount the Death Benefit is adjusted as a result of any Partial Withdrawals taken from the Contract. It adjusts the Death Benefit in proportion to its relationship to the Accumulated Value of the Contract and the amount of the Partial Withdrawal. The Death Benefit is calculated by adding or subtracting the Adjusted Partial Withdrawal amount to the Death Benefit amount prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract to which it is attached.

Signed for the Company at the Home Office.


Craig D. Vermie                             Tom Schlossberg
Secretary                                   President





VVAPA RP 1101

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                        AUSA Life Insurance Company, Inc.
                            Home Office: Purchase, NY

                       ANNUAL STEP-UP DEATH BENEFIT RIDER

This Rider has been made a permanent part of your Contract. This Rider adds a cost provision and a coverage provision that revises the Death Benefit section of your Contract. This Rider is issued in consideration of the Contract Owner's agreement to the changes described below:

                                      Cost

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually. For the Death Benefit described below, there will be an additional charge of 0.03% to be assessed quarterly based on the Contract Anniversary Date. This additional equivalent annual charge of 0.12% will not be assessed on or after the Annuitant's 80th birthday. Therefore, the total Mortality and Expense Risk Charge for the period up until the Annuitant's 80th birthday will be 0.32% annually.

                                  Death Benefit

This Rider revises "The Death Benefit" section of your Contract with the following:

The Death Benefit payable upon the death of the Annuitant will be the greatest of:

1) The Accumulated Value of the Contract as of the date due Proof of Death of the Annuitant is received by the Company;

2) the sum of all Premium Payments, less any Adjusted Partial Withdrawals and Premium Taxes, if any; or

3) the highest Accumulated Value on any Contract Anniversary prior to the earlier of the Annuitant's date of death or the Annuitant's 80th birthday, plus any subsequent Premium Payments received by the Company after such date, less any Adjusted Partial Withdrawals after such date, and Premium Taxes, if any.

The Adjusted Partial Withdrawal is the total amount the Death Benefit is adjusted as a result of any Partial Withdrawals taken from the Contract. It adjusts the Death Benefit in proportion to its relationship to the Accumulated Value of the Contract and the amount of the Partial Withdrawal. The Death Benefit is calculated by adding or subtracting the Adjusted Partial Withdrawal amount to the Death Benefit amount prior to the Partial Withdrawal.

This Rider takes effect and expires concurrently with the Contract to which it is attached.

Signed for the Company at the Home Office.


Craig D. Vermie                                      Tom Schlossberg
Secretary                                            President


VVAPA SU 1101